EXHIBIT 1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-64989) of Compaq Computer Corporation of our report dated July 12, 1999, relating to the financial statements of the Digital Equipment Corporation Savings and Investment Plan, which appears in this Form 11-K.



/s/ PricewaterhouseCoopers  LLP
-------------------------------
PricewaterhouseCoopers LLP

Boston, MA
July 14, 1999

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